EXHIBIT 99.1
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                                                        FOR FURTHER INFORMATION:
                                                               Gary L. Svec, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

   PRIVATEBANCORP, INC. TO REPLACE ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

               ERNST & YOUNG LLP RETAINED AS INDEPENDENT AUDITORS

         Chicago, IL, May 24, 2002 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today that the Audit Committee of its Board of Directors on May 23, 2002, approved a change in auditors for PrivateBancorp, Inc. The Board of Directors ratified the Audit Committee's engagement of Ernst & Young LLP to serve as the Company's independent public accountants and replacement of Arthur Andersen LLP, effective immediately. Andersen had been the Company's independent public accountants since 1991.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The Company, which had assets of $1.2 billion at March 31, 2002, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebk.com


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